Exhibit 99.1

3M Board of Directors Approves Spin-off of Solventum

Record date set for March 18, 2024 and distribution date set for April 1, 2024

ST. PAUL, Minn., March 8, 2024 /PRNewswire/ -- 3M (NYSE: MMM) today announced that its Board of Directors has approved the planned spin-off of its Health Care business, which will be known as Solventum Corporation. The company is anticipated to spin off from 3M on April 1, 2024, and has applied to list on the New York Stock Exchange as “SOLV.”

“Today’s approval is another important milestone as we continue to make progress in building two world-class companies, both positioned to pursue their respective growth and tailored capital allocation plans,” said Mike Roman, 3M chairman and chief executive officer. “We are pleased to have taken another step as Solventum prepares to independently pursue its mission and promise to innovate in the exciting and rapidly growing health care market.”

Stock Distribution

Holders of 3M common stock will be entitled to receive one share of Solventum common stock for every four shares of 3M common stock held at the close of business on March 18, 2024, the record date for the distribution. The distribution is expected to occur prior to the opening of trading on April 1, 2024, subject to the satisfaction of remaining conditions. For U.S. federal income tax purposes, the distribution is generally intended to be tax-free to 3M shareholders. The spin-off is subject to the satisfaction or waiver of certain conditions described in the registration statement on the Form 10 filed by Solventum, including effectiveness of the registration statement.

3M’s Board of Directors approved the distribution to 3M shareholders of 80.1% of the outstanding shares of Solventum. 3M will retain 19.9% of the outstanding shares of Solventum common stock, which will be monetized within five years following the spin-off.

3M shareholders of record as of the record date do not need to take any action to receive shares of Solventum common stock to which they are entitled as 3M shareholders. In addition, shareholders do not need to pay any consideration, or surrender or exchange shares of 3M common stock, to participate in the distribution. Shareholders will receive cash in lieu of fractional shares of Solventum common stock.

Trading Details

3M anticipates that “when-issued” trading in Solventum common stock on the NYSE will begin on or about March 26, 2024, under the symbol “SOLV WI,” and Solventum common stock will begin “regular-way” trading on the NYSE on the distribution date, April 1, 2024, under the symbol “SOLV.”

Beginning on March 26, 2024 and continuing through March 28, 2024, it is expected that there will be two markets in 3M common stock on the NYSE: a “regular-way” market under the symbol “MMM,” in which 3M shares will trade with the right to receive shares of Solventum common stock in the distribution, and an “ex distribution market” under the symbol “MMM WI” in which 3M shares will trade without the right to receive shares of Solventum common stock in the distribution.

3M shareholders who hold shares of common stock on the record date of March 18, 2024, and decide to sell any of those shares before the distribution date should consult their stockbroker, bank or other nominee to understand whether the shares of 3M common stock will be sold with or without entitlement to Solventum common stock distributed pursuant to the distribution.

For more information about the distribution, please contact the distribution agent, EQ Shareowner Services, at P.O. Box 64854 St. Paul, MN 55164-0854 or at the telephone number 1-800-401-1952 (toll-free in the United States).

Key Information about Solventum

As outlined in the Form 10, Solventum will be:

•Focused on its mission, “Enabling better, smarter, safer healthcare to improve lives,” powered by its more than 70 years of innovation creating breakthrough solutions, market-leading positions, trusted, recognized brands, and strong customer relationships with more than 100,000 channel partners and sales in more than 90 countries.
•A leading global healthcare company innovating at the intersection of health, material, and data science, with $8.2 billion in revenue in 2023. Solventum will serve an approximate $93 billion global addressable market anticipated to grow at 4-6% through 2026.
•Organized into four operating business segments aligned to the markets served, including:
◦Medical Surgical (MedSurg): A provider of wound care and surgical solutions intended to accelerate healing and prevent complications.
◦Dental Solutions: A provider of dental prevention and procedure solutions and orthodontic solutions intended to promote lifelong oral health.
◦Health Information Systems: A provider of software solutions powered by clinical intelligence that are intended to create time for clinicians to care for patients and ensure accuracy in health care reimbursement.
◦Purification & Filtration: A provider of filters and membranes intended for life-saving biopharmaceuticals, vaccines, and medical treatments.

Solventum will include more than 20,000 engaged employees led by an experienced team, including Bryan Hanson as Chief Executive Officer, Wayde McMillan as Chief Financial Officer, and Carrie Cox as Board Chair.

Additional information about Solventum is available on our website.

Solventum Investor Day

As previously announced, Solventum plans to host an Investor Day in New York City on Tuesday, March 19, 2024, at 9:00 a.m. Eastern Time. Hanson and McMillan will be joined by members of Solventum's leadership team to provide an overview of the business and outline opportunities for value creation in advance of its planned spin from 3M. The event will include formal presentations and a Q&A session with leadership. Information on registering for in-person attendance will be provided ahead of the event.

A simultaneous webcast and replay of Solventum's presentation will be available on 3M's website at https://investors.3m.com/health-care-spin-off-resources. An archive of the webcast will also be available on the Company's website after the live event concludes.

Forward-Looking Statements

This news release contains forward-looking statements about 3M’s planned spin-off of its Health Care business, including the anticipated timing of the completion of the spin-off. You can identify these statements by the use of words such as "plan," "expect," "aim," "believe," "project," "target," "anticipate," "intend," "estimate," "will," "should," "could," "would," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, international trade, geopolitical, capital markets and other external conditions and other factors beyond the Company's control, including inflation, recession, military conflicts, natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) foreign currency exchange rates and fluctuations in those rates; (3) risks related to certain fluorochemicals, including liabilities related to claims, lawsuits, and government regulatory proceedings concerning various PFAS-related products and chemistries, as well as risks related to the Company's plans to exit PFAS manufacturing and discontinue use of PFAS across its product portfolio; (4) risks related to the proposed class-action settlement to resolve claims by public water systems in the United States regarding PFAS; (5) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2023 and any subsequent quarterly reports on Form 10-Q (the "Reports"); (6) competitive conditions and customer preferences; (7) the timing and market acceptance of new product and service offerings; (8) the availability and cost of purchased components, compounds, raw materials and energy due to shortages, increased demand and wages, supply chain interruptions, or natural or other disasters; (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company's information technology infrastructure; (10) the impact of acquisitions, strategic alliances, divestitures, and other strategic events resulting from portfolio management actions and other evolving business strategies; (11) operational execution, including the extent to which the Company can realize the benefits of planned productivity improvements, as well as the impact of organizational restructuring activities; (12) financial market risks that may affect the Company's funding obligations under defined benefit pension and postretirement plans; (13) the Company's credit ratings and its cost of capital; (14) tax-related external conditions, including changes in tax rates, laws or regulations; (15) matters relating to the proposed spin-off of the Company's Health Care business, including whether the transaction will be completed, or if completed, will be on the expected terms or at the expected time; the risk that the expected benefits will not be realized; the risk that the costs or dis-synergies will exceed the anticipated amounts; the ability to satisfy the various closing conditions; potential business disruption; the diversion of management time; the impact of the transaction (or its pendency) on the Company's ability to retain talent; potential impacts on the Company's relationships with its customers, suppliers, employees, regulators and other counterparties; the ability to realize the desired tax treatment; the risk that any consents or approvals required will not be obtained; risks associated with financings undertaken and indebtedness incurred in connection with the transaction; and (16) matters relating to Combat Arms Earplugs ("CAE"), including those relating to, the August 2023 settlement that is intended to resolve, to the fullest extent possible, all litigation and alleged claims involving the CAE sold or manufactured by the Company's subsidiary Aearo Technologies and certain of its affiliates and/or 3M. Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under "Cautionary Note Concerning Factors That May Affect Future Results" and "Risk Factors" in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). The Company assumes no obligation to update any forward-looking statements discussed herein as a result of new information or future events or developments.

About 3M
3M (NYSE: MMM) believes science helps create a brighter world for everyone. By unlocking the power of people, ideas and science to reimagine what's possible, our global team uniquely addresses the opportunities and challenges of our customers, communities, and planet. Learn how we're working to improve lives and make what's next at 3M.com/news.

About Solventum
At Solventum, we enable better, smarter, safer healthcare to improve lives. As a new company with a long legacy of creating breakthrough solutions for our customers' toughest challenges, we pioneer game-changing innovations at the intersection of health, material and data science that change patients' lives for the better — while empowering healthcare professionals to perform at their best. See how at Solventum.

3M Investor Contact
Bruce Jermeland
(651) 733-1807
or
Diane Farrow
(612) 202-2449
or
Eric Herron
(651) 233-0043

3M Media Contact
Sean Lynch
Slynch2@mmm.com

Solventum Investor Contact
Kevin Moran
kmmoran@solventum.com
(651) 968-7608

Solventum Media Contact
Carly Rotman
crotman@solventum.com